Craig W. Conners, C.P.A.
                         404 West "A" Street. 25th Floor
                           San Diego, California 92101

                                                                    June 1, 2001

San Juan Financial, Inc.
4410 Newton Street
Denver, Colorado 80211

Dear Members of the Board of Directors:

         We hereby consent to the filing of our independent auditor's report of San Juan Financial, Inc. (the "Company") dated June 11, 2001 as part of the Company's financial statements contained in its prospectus constituting part of its Registration Statement dated on or about June 11, 2001 and further consent to the sue of our name in the heading of "Experts" in the prospectus.

                                                       Very truly yours,

                                                  By:  /s/ CRAIG W. CONNERS
                                                       -------------------------
                                                       Craig W. Conners, C.P.A.

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